EXHIBIT 10.4

PERFICIENT, INC.

2009 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AND NON-COMPETITION AGREEMENT

(EMPLOYEE GRANT)

Name	Date of Grant:	Number of Shares:
THIS RESTRICTED STOCK AWARD AND NON-COMPETITION AGREEMENT (this “Agreement”) is entered into between Perficient, Inc. a Delaware corporation (the “Corporation”), and [Name] (“Employee” or ““Employee”) effective the later of the date this Agreement is signed by the Corporation, and the date it is signed by the Employee, indicated below.

WITNESSETH:

WHEREAS, Employee is employed by the Corporation and/or desires to be employed by the Corporation, in an executive capacity and desires to have access to Confidential Information (defined below) of the Corporation;

WHEREAS, pursuant to the Perficient, Inc. 2009 Long-Term Incentive Plan (the “Plan”), which was adopted effective April 24, 2009, the Corporation also has elected to grant Employee an opportunity to receive the aggregate number of Restricted Shares of the Corporation’s authorized Common Stock, par value $0.001 per share, listed above (the “Award”), subject to the terms and conditions set forth in this Agreement and the Plan and provided Employee agrees to the terms of this Agreement;

WHEREAS, Employee is willing and desires to receive the Award pursuant to and upon the terms and conditions set out in this Agreement and the Plan and acknowledges receipt of Confidential Information in consideration and exchange for Employee’s agreement to maintain confidentiality and not compete with the Corporation as set out in this Agreement;

WHEREAS, a condition to Employee’s receipt of the Award, and Employee’s receipt of Confidential Information (which Employee acknowledges receiving), is Employee’s execution of this Agreement and delivery of the same to the Corporation and in particular Employee’s agreement to comply with and abide by the restrictions on competition and solicitation of employees and customers set out in this Agreement;

NOW, THEREFORE, in consideration of the matters referenced above, and in order for Employee to receive the Award (and to induce the Corporation to grant the Award), and to receive access to Confidential Information, the parties agree as follows:

1. Applicability of the Plan; Other Agreements.  (a) This Award is granted pursuant to the Perficient, Inc. 2009 Long-Term Incentive Plan (the “Plan”), which was adopted effective April 24, 2009, a copy of which has been furnished to Employee and shall be deemed a part of this Agreement as if fully set forth herein.  If any provision of this Agreement (other than the provisions of paragraphs 19-22) conflicts with the expressly applicable terms of the Plan, the provisions of the Plan shall control, and, if necessary, the applicable provisions of the Agreement shall be deemed to be amended to comply with the terms of the Plan.

(b)           This Agreement sets forth the terms of the agreement between Employee and the Corporation with respect to the Restricted Shares.  By accepting this Agreement, Employee agrees to be bound by all of the terms hereof.  “Terms” capitalized but not defined herein shall have the meaning set forth in the Plan.

(c)           This Agreement is in addition to and not in lieu of, and does not supersede, cancel or replace, (i) any agreement regarding confidentiality, intellectual property, non-competition, or non-solicitation or non-recruitment of customers, consultants or employees previously or subsequently signed by Employee, or (ii) any provisions of an existing agreement regarding any such subjects.  Likewise, this Agreement does not alter or amend the terms of any existing agreement between the Corporation and Employee concerning employment, except that such agreement shall not operate to preclude the enforcement, or cancel, the terms of this Agreement, and this Agreement shall be enforceable independent of any such agreement. In case of any conflict between the terms of this Agreement, and the terms of any such agreement concerning employment, the terms of that agreement shall not operate to cancel, supersede or preclude the enforcement of the terms of this Agreement. The terms of any other such agreement shall be construed and enforced without reference to this Agreement unless such agreement references this Agreement specifically or generally.

2. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

(a) “Agreement” means this Restricted Stock Award Agreement.

(b) “Award” has the meaning set forth above in the first recital of this Agreement.

(c) “Board of Directors” means the board of directors of the Corporation.

(d) “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

(e) “Committee” means the Compensation Committee of the Board of Directors.

(f) “Common Stock” means the authorized common stock of the Corporation, par value $.001 per share, as described in the Corporation’s Certificate of Incorporation.

(g) “Corporation” means Perficient, Inc., a Delaware corporation.

(h) “Date of Grant” means the date designated as such at the beginning of this Agreement.

(i) “Employee” means an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

(j) “Exchange Act” means the Securities Exchange Act of 1934.

(k) “Fair Market Value” means (i) with respect to a Share, the last reported sale price of a Share on the date of determination, or on the most recent date on which the Share is traded prior to that date, as reported on the NASDAQ Global Select Market, and (ii) with respect to any other property, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(l) “Involuntary Termination” means the termination of Employee’s Service which occurs by reason of:

(i) Employee’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) Employee’s voluntary resignation following (A) a change in Employee’s position with the Corporation (or the Parent or the Subsidiary employing Employee) which materially reduces Employee’s duties and responsibilities or the level of management to which Employee reports, (B) a reduction in Employee’s level of compensation (including base salary, fringe benefits and target bonus under any corporate performance-based bonus or incentive programs) by more than fifteen percent (15%), or (C) a relocation of Employee’s place of employment by more than fifty (50) miles, provided that only if such change, reduction or relocation is effected without Employee’s consent.

(m) “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by Employee, any unauthorized use or disclosure by Employee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any intentional wrongdoing by Employee, whether by omission or commission, which adversely affects the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.  This shall not limit the grounds for the dismissal or discharge of any person in the Service of the Corporation (or any Parent or Subsidiary).

(n) “NASDAQ” means the National Association of Securities Dealers Automated Quotations.

(o) “Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(p) “Plan” has the meaning set forth in the first paragraph of this Agreement.

(q) “Restricted Shares” means the shares of Stock subject to the restrictions specified in Paragraph 4 of this Agreement.

(r) “Service” means Employee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.  With respect to the Restricted Shares, the Committee may, in its sole discretion, determine that if Employee are on leave of absence for any reason Employee will be considered to still be in Service to the Corporation.

(s) “Stock” means Common Stock, or any other securities that are substituted for Common Stock as provided in this Agreement.

(t) “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Escrow of Restricted Shares. The Corporation shall issue in Employee’s name a certificate or certificates representing the Restricted Shares and retain that certificate or those certificates until the restrictions on such Restricted Shares expire as described in this Agreement or the Restricted Shares are forfeited as contemplated in this Agreement.  Employee shall execute one or more stock powers in blank for those certificates and deliver those stock powers to the Corporation.  Employee hereby agrees that the Corporation shall hold the certificate or certificates representing the Restricted Shares and the related stock powers pursuant to the terms of this Agreement until such time as such certificate or certificates are either delivered to Employee or canceled pursuant to this Agreement.

4. Ownership of Restricted Shares.  From and after the time that a certificate or certificates representing the Restricted Shares has been issued in Employee’s name, Employee will be entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote those shares, subject, however, to the terms, conditions and restrictions set forth in this Agreement, and except that Employee shall not be entitled to receive dividends with respect to the Restricted Shares that are under restrictions at the time the dividend is to be paid.

5. Restrictions; Forfeiture.  The Restricted Shares are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until such restrictions are removed or expire as described in Paragraph 6 of this Agreement.  The Restricted Shares are also restricted in the sense that they may be forfeited to the Corporation.  If the Restricted Shares are forfeited as provided in this Agreement, the Corporation shall have the right to deliver the certificate(s) representing the Restricted Shares, along with the stock power(s) described in Paragraph 3 of this Agreement, to the Corporation’s transfer agent for cancellation or, at the Corporation’s election, for transfer to the Corporation to be held by the Corporation in treasury or any designee of the Corporation.

6. Expiration of Restrictions and Risk of Forfeiture.  Except as otherwise provided in any employment agreement in effect between Employee and the Corporation, if any, the restrictions on all of the Restricted Shares granted pursuant to this Agreement will expire and become transferable and non-forfeitable according to the schedule set forth in this Paragraph 6; provided, however, that such restrictions will expire on such dates only if Employee has been an employee performing Service continuously since the Date of Grant through the applicable vesting date.

On or After Each of the Following Vesting Dates	Cumulative Percentage of Shares as to Which the Restricted Shares are Transferable and Non forfeitable
1st Vest Date	20%
2nd Vest Date	40%

3rd Vest Date	60%
4th Vest Date	80%
5th Vest Date	100%

7. Conditions, Termination of Employment and Forfeiture.

(a) Except as otherwise provided in the employment agreement in effect between Employee and the Corporation, if any, if Employee’s Service as an employee is terminated for any reason, including Employee’s death or disability, then that portion, if any, of this Award for which restrictions have not lapsed as of the date of termination shall become null and void, provided, however, that the portion, if any, of this Award for which restrictions have lapsed as of the date of such termination shall survive such termination.

(b) If at any time prior to the date on which the restrictions and risk of forfeiture on 100% of the Restricted Shares have lapsed, Employee does not have a current and properly executed “Confidentiality and Intellectual Property Assignment Agreement” on file with the Corporation, and Employee does not properly execute a current “Confidentiality and Intellectual Property Assignment Agreement,” and return the same to the Corporation within 30 days after being notified by the Corporation of such failure, then the Corporation may, in its discretion and upon action of its Chief Executive Officer or President and Chief Operating Officer, cause the portion of the Award for which restrictions have not lapsed to become null and void and such Restricted Shares shall be forfeited to the Corporation.

8. Adjustment Provisions.

Adjustment of Award.  The terms of the Award and the number of Restricted Shares granted hereunder shall be subject to adjustment, from time to time, in accordance with the following provisions:

(a) If at any time or from time to time the Corporation shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then the number of Restricted Shares granted under the Award shall be increased proportionately.

(b) If at any time or from time to time the Corporation shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, the number of Restricted Shares granted under the Award shall be decreased proportionately.

(c) Whenever the number of Restricted Shares subject to the Award is required to be adjusted as provided in this Paragraph 8 the Corporation shall, within thirty (30) days following such adjustment, prepare and give to Employee a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in the number of Restricted Shares subject to the Award after giving effect to the adjustment.

(d) Adjustments under Paragraphs 8(a) and (b) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive.  No fractional interest shall be issued on account of any such adjustments.

9. Delivery of Certificates of Stock.  Promptly following the expiration of the restrictions on the Restricted Shares as contemplated in Paragraph 6 of this Agreement, and subject to Paragraph 10, the Corporation shall cause to be issued and delivered to Employee or Employee’s designee a certificate representing the number of Restricted Shares as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Corporation of any tax withholding as may be requested.  The value of such Restricted Shares shall not bear any interest owing to the passage of time.

10. Conditions to Delivery of Stock.  Nothing herein shall require the Corporation to issue any shares with respect to the Award if that issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act of 1933 or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect.

11. Securities Act Legend.  Certificates for shares of Stock, when issued, may have the following legend, or statements of other applicable restrictions endorsed thereon and may not be immediately transferable:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

This legend shall not be required for shares of Stock issued pursuant to an effective registration statement under the Securities Act of 1933.

12. Legend Regarding Restrictions on Transfer. Each certificate representing shares issued to Employee pursuant to this Agreement shall bear the following legend with respect to the restrictions on transferability contained in this Agreement:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY IMPOSED BY THAT CERTAIN RESTRICTED STOCK AWARD AND NON-COMPETITION AGREEMENT BETWEEN PERFICIENT, INC. (THE “CORPORATION”) AND __________________ DATED AS OF _____________________, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE ALIENATED OR HYPOTHECATED EXCEPT AS THEREIN PROVIDED. THE CORPORATION WILL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

13. Rights as a Stockholder. Employee shall have no right as a stockholder with respect to any Restricted Shares until a certificate representing those shares is issued in Employee’s name.

14. Furnish Information.  Employee agrees to furnish to the Corporation all information requested by the Corporation to enable the Corporation to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

15. Remedies. If the Corporation incurs legal fees and other expenses to enforce this Agreement and/or seek redress for any violation, Employee promises and agrees to pay all costs, court costs, fees and expenses, including reasonable attorneys fees, incurred by the Corporation to enforce this Agreement whether by an action to enforce specific performance or for damages for Employee’s breach or otherwise and/or recover and collect damages for any violation, whether or not litigation is commenced.  This is in addition to and not in lieu of any other remedies which the Corporation may have for any violation of this Agreement.

16. Information Confidential.  As partial consideration for the granting of the Award hereunder, Employee hereby agrees with the Corporation that Employee will keep confidential all information and knowledge that Employee has relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to Employee’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.  In the event any breach of this promise comes to the attention of the Corporation, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to Employee, as a factor militating against the advisability of granting any such future award to Employee.

17. Consideration.  No restriction on the Restricted Shares shall lapse unless and until Employee has performed services for the Corporation or any of its Subsidiaries that the Corporation believes is equal to or greater in value than the par value of the Stock subject to this Award.

18. Payment of Taxes.  The Corporation may from time to time, in its discretion, require Employee to pay to the Corporation (or a Subsidiary or Parent if Employee is an employee of a Subsidiary or Parent) the amount that the Corporation deems necessary to satisfy the Corporation’s or its Parent’s or its Subsidiary’s current or future obligation to withhold federal, state or local income or other taxes that Employee incurs as a result of the Award.  With respect to any required tax withholding, Employee may (a) direct the Corporation to withhold from the shares of Stock to be issued to Employee the number of shares necessary to satisfy the Corporation’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value at the time as of which such determination is made; (b) deliver to the Corporation sufficient shares of Stock to satisfy the Corporation’s tax withholding obligations, based on the shares’ Fair Market Value at the time as of which such determination is made; or (c) deliver sufficient cash to the Corporation to satisfy its tax withholding obligations.  If Employee elects to use such a stock withholding feature, Employee must make the election at the time and in the manner that the Corporation prescribes.  The Corporation may, at its sole option, deny Employee’s request to satisfy withholding obligations through Stock instead of cash.  In the event the Corporation subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then Employee shall pay to the Corporation, immediately upon the Corporation’s request, the amount of that deficiency.

19. Disclosure of Trade Secrets And Other Proprietary Information; Restrictive Covenants.

(a)           Employee acknowledges that Employee is bound by and will continue to comply with the terms of the Corporation’s Confidentiality and Intellectual Property Agreement (“Confidentiality Agreement”) previously signed by Employee in favor of the Corporation.  The terms of the Confidentiality Agreement are incorporated herein by reference. The Corporation will provide Employee with valuable Confidential Information (as defined below) belonging to the Corporation or its subsidiaries or its affiliates above and beyond any Confidential Information previously received by Employee and will associate Employee with the goodwill of the Corporation or its subsidiaries or its affiliates above and beyond any prior association of Employee with that goodwill.  In return, Employee promises never to disclose or misuse such confidential information, never to misuse such goodwill, and never to use (other than for the benefit and on behalf of the Corporation) any Confidential Information, or reveal or disclose any of the same to a third party.  To enforce Employee’s promises in this regard, Employee agrees to comply with the provisions of this paragraph 19 and the provisions of the Confidentiality Agreement.

(b)           Without in any way limiting the foregoing, the Corporation hereby makes a binding promise not conditioned upon continued employment to provide Employee with Confidential Information. "Confidential Information" means any and all confidential or proprietary information and materials, as well as all trade secrets, belonging to the Corporation, its affiliated or associated persons (including its partners, investors and their affiliated or associated persons), its customers, or other third parties who furnished such information, materials, and/or trade secrets to the Corporation with expectations of confidentiality.  Confidential Information includes, without limitation, any and all confidential or proprietary information and materials, whether explicitly identified or marked as Confidential or proprietary or not, including, without limitation: (i) technical information of the Corporation, its affiliates, its customers or other third parties, including computer programs, software, databases, know-how, formulae, compositions, processes, discoveries, machines, inventions, designs, developmental or experimental work, improvements, original works of authorship, training programs and procedures, diagrams, charts, and similar items; (ii) business information of the Corporation, its affiliates, its customers or other third parties, including business plans, compensation data, sales data, customer lists and information, supplier lists, prices and costs, credit information, financial data, information regarding the skills and compensation of employees and contractors of the Corporation, information regarding the purchasing history, credit, contract renewal dates, key contacts, and concerns of customers, and similar items; (iii) information relating to future plans of the Corporation, its affiliates, its customers or other third parties, including marketing strategies, sales plans, pending projects and proposals, research and development efforts and strategies, and similar items; (iv) other valuable, confidential information and trade secrets of the Corporation, its affiliates, its customers or other third parties; and (v) any information or material that grants an advantage over others in the industry by virtue of not being generally known. In return, Employee agrees to the terms of this Agreement and in particular the provisions of paragraphs 19-20 of this Agreement.

(c)           Employee will at all times during the term of Employee's employment with the Corporation and thereafter: (a) hold in strictest confidence and use Employee's best efforts and the utmost diligence to protect and safeguard the Confidential Information of the Corporation and of others with whom the Corporation has a business relationship; and (b) not directly or indirectly use (except as may be required for Employee to perform Employee's duties for the Corporation) or disclose to any person or entity any Confidential Information of the Corporation or of others with whom the Corporation has a business relationship, without the prior and specific written authorization of the Corporation.

(d)           During Employee’s employment with the Corporation, and for a period of three years after such employment terminates, regardless of the reason why employment terminates, and regardless of whether employment is terminated by Employee or by the Corporation with or without cause, Employee will not directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity: (i) engage in or participate in any business that is competitive with the business of providing information technology software consulting services (or any other business or type of service then engaged in, marketed or provided by the Corporation) anywhere within a region or metropolitan area of the United States or any other country where the Corporation provides or markets information technology consulting services or any other such service, or has concrete plans to do so; (ii) work for any person or entity that is engaged in the business of providing information technology software consulting services (or any other business or type of service then engaged in, marketed or provided by the Corporation) anywhere within a region or metropolitan area of the United States or any other country where the Corporation provides or markets information technology consulting services or any other such service, or has concrete plans to do so; or (iii) work for a business or person who or which was a client or customer of the Corporation at any time during Employee’s last two years of employment.  The ownership by Employee of 5% or less of the issued and outstanding shares of a class of securities which is traded on a national securities exchange or in the over-the-counter market shall not cause Employee to be deemed a stockholder under this Agreement, or in and of itself constitute a breach of this Agreement.

(e)           During Employee’s employment with the Corporation, and for a period of three years after such employment terminates (one year in the case of Section 19 (e)(i)), regardless of the reason why employment terminates, and regardless of whether employment is terminated by Employee or by the Corporation with or without cause, Employee will not directly or indirectly, on Employee’s own behalf or on behalf or for the benefit of any other business enterprise, directly or indirectly: (i) solicit the employment of, recruit, employ, hire, cause to be employed or hired, entice away, or establish a business with, any person (other than non-supervisory or non-managerial personnel who are employed in a clerical or maintenance position) who was employed by or had a consulting or contractual relationship with the Corporation at any time within the 12 months immediately prior to the date Employee’s employment terminated, or suggest to or discuss with any such person the discontinuation of that person’s status or employment with the Corporation, or such person’s employment or participation in any activity in competition with the Corporation, (ii) call on, solicit, or take away the business of any person or entity who was a customer of the Corporation or any of its subsidiaries or affiliates during Employee’s employment with the Corporation, in either case for a business that is competitive with (or for services that are competitive with) the business of providing information technology software consulting services or any other business or service then engaged in, marketed, or provided by the Corporation; (iii) solicit or market information technology software consulting services (or any other business or type of service then engaged in, marketed or provided by the Corporation) to any entity that was a customer or potential customer of the Corporation at any time during the last two years of Employee’s Corporation employment, or communicate in any way with any such person concerning any such business or service, or (iv) encourage any person or entity who was a customer or client of the Corporation at any time during the last two years of Employee’s Corporation employment to cease doing business with the Corporation or to reduce that person’s or entity’s level of business with the Corporation, or take away or procure for the benefit of any other person any business that is provided or marketed by, or competitive with, a service or business provided or marketed by the Corporation at any time during the last two years of Employee’s Corporation employment.

(f)           For a period of three years immediately following the termination of Employee's employment, Employee promises to disclose (within seven calendar days) to the Corporation in writing any employment, consulting, or other service relationship Employee enters into after the termination of Employee's employment.

20. Provisions Relating To The Restrictive Covenants.

 (a)           Employee acknowledges that each of the provisions of Paragraph 19 of this Agreement are reasonable and necessary to preserve the very strong and legitimate business interests of the Corporation, including its interests in protecting and preserving its goodwill, Confidential Information and customer and client relationships, that the restrictions in Paragraph 19 will not prevent Employee from earning a reasonable livelihood in Employee’s chosen business or profession, or otherwise, that the restrictions in Paragraph 19 do not impose an undue hardship on Employee and will not injure the public, and that a breach or threatened breach of any provision of this Agreement will cause the Corporation immediate and irreparable harm and injury for which the Corporation will not have an adequate remedy at law.  Consequently, the Corporation shall have the right to secure injunctive relief to enforce any breach or threatened breach of any provision of this Agreement, without the necessity or requiring any bond to be posted to obtain injunctive relief, and Employee waives any right to require that the Corporation post a bond in any amount to secure any such injunctive relief of a temporary or permanent nature.

(b)           Without breaching the confidentiality provisions of this Agreement, Employee agrees to disclose the existence and terms of this Agreement to any subsequent employer.

(c)           To the extent that any covenant set forth in this Agreement shall be determined to be invalid or unenforceable in any respect or to any extent, the covenant shall not be void or rendered invalid, but instead shall be automatically amended for such lesser term, to such lesser extent, or in such other lesser degree, as will grant the Corporation the maximum protection and restrictions on Employee’s activities permitted by applicable law in such circumstances.  In the event the Employee violates any of the restrictions contained in Paragraph 19, the period of time during which the restriction is in effect shall automatically be extended for the period of time during which Employee was in violation of that provision.

(d)           The Corporation’s right to enforce the terms of this Agreement shall not be affected by the existence or non-existence of any other similar agreement for anyone else employed by or who contracted with the Corporation, or by the Corporation’s failure to fully enforce, or enforce at all, the terms of any other such agreement for any other employee or contractor.

(e)           The restrictions set forth in Paragraph 19 continue in full force and effect whether Employee’s employment terminates with or without cause by Employee or the Corporation, regardless of the reason why employment terminates, and whether there is any change in any terms or conditions of Employee’s employment, any products or services offered or sold by the Corporation, any compensation arrangement, or benefits provided to Employee, or any position, duties or responsibilities held by Employee.

(f)           In order to preserve the Corporation’s rights under this Agreement, the Corporation is authorized and has the right to inform any person or business with whom Employee has entered into any business, contractual, consulting or employment arrangement, or is negotiating or has contracted to do so, of the existence of this Agreement, and the Corporation shall not be liable for doing so.

21. Corporation Property.  (a) Any patents, inventions, discoveries, applications or processes designed, devised, planned, applied, created, discovered or invented by Employee during Employee’s employment, regardless of when reduced to writing or practice, which pertain to any aspect of the Corporation’s or its subsidiaries’ or affiliates’ business as described above shall be the sole and absolute property of the Corporation, and Employee shall promptly report the same to the Corporation and promptly execute any and all documents that may from time to time reasonably be requested by the Corporation to assure the Corporation the full and complete ownership thereof.

(b) All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Corporation’s business which Employee shall prepare or receive from the Corporation shall remain the Corporation’s sole and exclusive property.  Upon termination of this Agreement, or otherwise before then on request, Employee shall promptly return to the Corporation all property of the Corporation in Employee’s possession. Employee further represents and agrees that Employee will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Corporation.  Employee additionally represents that, upon termination of Employee’s employment with the Corporation or otherwise before then upon request, Employee will not retain in Employee’s possession any such software, documents or other materials.

22. Right of the Corporation, Parent and Subsidiary to Terminate Employment.  Nothing contained in this Agreement shall confer upon Employee the right to continue in the employ of the Corporation or any Parent or any Subsidiary, or interfere in any way with the rights of the Corporation or any Parent or any Subsidiary to terminate Employee’s employment at any time.  Notwithstanding any provision contained in this Agreement, in the event of any conflict or inconsistency between the terms and conditions of this Agreement and the terms and conditions of the employment agreement, if any, between Employee and the Corporation, the terms of the employment agreement shall be controlling (except that the provisions of paragraphs 19-20 shall continue to be enforceable and in full force and effect).

23. No Liability for Good Faith Determinations.  The Corporation and the members of the Board of Directors shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Shares granted hereunder.

24. Amendment.  The Award may be amended by the Board of Directors or by the Committee at any time (i) if the Board of Directors or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state tax law, federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; or (ii) other than in the circumstances described in clause (i) or provided in the Plan, with Employee’s consent.

25. Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of shares of Stock or other property to Employee, or to Employee’s legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Corporation may require Employee or Employee’s legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefore in such form as the Corporation shall determine.

26. No Guarantee of Interests.  The Board of Directors and the Corporation do not guarantee the Stock of the Corporation from loss or depreciation.

27. Corporation Records.  Records of the Corporation or its Subsidiaries regarding Employee’s period of employment, termination of employment and the reason therefore, leaves of absence, re-employment and other matters shall be conclusive for all purposes hereunder, unless determined by the Corporation to be incorrect.

28. Corporation Action.  Any action required of the Corporation shall be by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.

29. Severability.  If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

30. Notices.

 (a)           Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail.  Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith.

The Corporation and Employee agree that any notices shall be given to the Corporation or to Employee at the following address; provided that the Corporation or Employee may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices.

Corporation or Board of Directors:	Perficient, Inc. 520 Maryville Centre Drive, Suite 400 St. Louis, MO 63141 Attn: Paul E. Martin

Holder:	At Employee’s current address as shown below underneath Employee’s signature, or if not so shown, then as shown in the Corporation’s records

(b)           Any person entitled to notice hereunder may waive such notice.

31. Interpretation, Headings. The parties acknowledge and agree that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all parties hereto, and shall not be construed in favor of or against any party.  The paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.  The obligation of the Corporation to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

32. Successors And Assigns; Assignment; Intended Beneficiaries. Neither this Agreement, nor any of Employee’s rights, powers, duties or obligations hereunder, may be assigned by Employee.  This Agreement shall be binding upon and inure to the benefit of Employee and Employee’s heirs and legal representatives and the Corporation and its successors.  Successors of the Corporation shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Corporation, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed “the Corporation” for the purpose hereof.  The Corporation shall have the right to assign this Agreement in connection with the sale of all or a portion of its business or assets, to an affiliate, or otherwise by operation of law, and such assignment shall not in any way release Employee from any of Employee’s obligations under this Agreement, nor preclude or limit the Corporation’s right to enforce the same.

33. No Waiver By Action.  Any waiver or consent from the Corporation respecting any term or provision of this Agreement or any other aspect of the Employee’s conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent.  The failure or delay of the Corporation at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to, any term or provision of this Agreement or any other aspect of the Employee’s conduct or employment in no manner (except as otherwise expressly provided herein) shall affect the Corporation’s right at a later time to enforce any such term or provision.

34. Counterparts; Missouri Governing Law; Amendments. This Agreement may be executed in two counterpart copies, each of which may be executed by one of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto.  This Agreement and all other aspects of the Employee’s employment shall be governed by and construed and interpreted in accordance with the internal laws of the State of Missouri without reference to conflicts of law principles, or any rule or decision that would defer to the substantive laws of another jurisdiction.  Neither this Agreement nor any of its terms may be changed, amended, added to, waived or altered except in writing signed by the Corporation and Employee and specifically referencing the provisions of this Agreement.  Section headings are for convenience of reference and shall not be used to interpret the terms of this Agreement.

35. Entire Agreement. This Agreement is in addition to, and does not supersede or replace, the Confidentiality Agreement, any Award Agreement, any restricted stock award agreement or any other agreement between the Corporation and Employee, and this Agreement may be enforced on its own terms and without in any manner being altered, amended, canceled, or superseded by any other such agreement. Likewise, any other such agreement may be enforced without reference to this Agreement.

36. Headings. The titles and headings of Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

37. Word Usage.  Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

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IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer as of the Date of Grant first above written.

                         PERFICIENT, INC.

                         By:_________________________
                         Paul E. Martin
                         Chief Financial Officer

                         Dated:_______________________

ACKNOWLEDGED AND AGREED:

__________________________
Name

Dated:        __________________________
Address:	__________________________
__________________________
Telephone: __________________________
E mail:         __________________________